CONSULTANT AND ADVISOR AGREEMENT

Between

AVVAA WORLD HEALTH CARE PRODUCTS INC. (the “Company”)

PO Box 335, 3018 Schaeffer Road,

Falkland, British Columbia,

Canada, V0E 1W0 and;

Dr. Mark Alden

WHEREAS, Company has retained Consultant for the purpose of assisting the Company in the conduct of its business, including its world wide day to day operations. Consultant will provide direct assistance, and consulting advice in research and development of AVVAA World Health Care Products, reporting to the President Mr. Jack Farley.

WHEREAS, The Company desires to retain the Consultant to assist the Company in its reseach and development on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant agree as follows:

It is contemplated that the services (“services”) to be rendered by the Consultant will include, but not necessarily be limited to:

• Directly responsible for the research and development of new and existing products
• Develop and implement the research and development plan
• Liaison with Local government and regulatory bodies
• Set up and oversee the operation of a team of medical advisors as required
• Conduct and complete all clinical trials as required

1.	The Consultant represents and acknowledges that the Consultant;

a)  has received, reviewed and understands the contents of the distribution contracts and document prepared by the Company and

b)  has had an opportunity to request and or examine all documents, records and books pertaining to the Consultant participation, including all documents specifically relating to World Marketing rights and

c)  has had an opportunity to ask questions of and, if asked, to receive satisfactory answers from the Company, through its executive officers and other representatives acting on its behalf, concerning , the business, affairs and prospects of the Company.

2.	General

a)  Binding Agreement; The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees, successors and assigns of the respective parties hereto.

c)  Entire Agreement. This Agreement and any documents incorporated herein by Reference constitute the entire understanding of the parties with respect to the subject matter hereof, and no amendment, modification, or alteration of the terms of this Agreement shall be binding unless the same is in writing, dated after the date hereof and duly approved and executed by each of the parties hereto.

d)  Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed to be illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

e)	The Laws of the State of Nevada shall govern all disputes arising hereunder

f)   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.	Engagement

The Company hereby retains Consultant, effective as of the date hereof (the “Effective Date”) and continuing until termination, as provided herein, to assist the Company in performing general administrative duties in order to assist the Company in its plans and future. Services are to be provided on a “best efforts” basis by Consultant; provided, however, that the services will expressly exclude all legal advice, accounting services or other services which require licenses or certification, which Consultant may not have.

3.	Term

This Agreement will have a term of (2) years (the “Term”), renewable each year there after, for ten Years, commencing with the Effective Date. Any notice to terminate given hereunder will be in writing and will be delivered at least ninety (90) days prior to the end of the Term.

4.	Fees and Compensation

Fees are based on the rates typically charged by the Consultant. The Consultant’s first year contract fee is Six Thousand Five Hundred Dollars (USD$6,500) per month for the services outlined.

Company understands Consultant’s fee for services is a fixed fee, as set forth herein and that any work requested by the Company, on other projects, which may be performed in the future, will be separately billed by the Consultant. Company further understands that during the course of The Consultant’s engagement, it may be necessary or advisable for the Consultant to delegate various portions of this matter to others and Company agrees to such delegation of tasks, and the payment of the cost thereof, as Consultant may believe is advisable or necessary.

The Company further agrees, to pay Consultant a fee of Two Hundred and Fifty Thousand (250,000) 144 restricted shares of the Company’s common stock. These shares will be delivered within thirty (30) days after the execution hereof. All shares transferred are considered fully earned and non-assessable as of the date delivered.

The Company further agrees upon completion of funding, a one time payment of Twenty Five Thousand (USD$25,000) to be forthcoming.

5. Costs and Expenses

Company understands that in the course of any subsequent representation, it may be necessary for Consultant to incur certain costs or expenses. Company will reimburse Consultant for certain costs or expenses actually incurred and reasonably necessary for completing the assigned matter, as long as the charges for costs and expenses are competitive with other sources of the same products or services. More particularly, Company will reimburse Consultant in accordance with the following guidelines:

a. Travel. Company will reimburse Consultant for expenses in connection with out of town travel. However, Client will only reimburse for economy class travel and, where necessary, for the reasonable cost of a rental car. All related travel expenses, i.e., lodging and meals, must be reasonable under the circumstances.

b.Filing Fees & Court Costs. Company will reimburse Consultant for expenses incurred in connection with filing fees and court costs, if any, but will not be responsible for sanctions or penalties imposed due to the conduct of Consultant.

5.	Time and Effort of Consultant

Consultant will allocate time as he deems necessary to provide the services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Consultant’s monthly statement identifying, in general, tasks performed for the Company will be conclusive evidence that the services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Consultant, Consultant will not be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the services.

6. No Agency Express or Implied

This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Consultant, or employee and employer.

7. Termination

The Company and Consultant may terminate this Agreement prior to the expiration of the Term upon ninty (90) days written notice with mutual written consent. In the event Consultant elects to terminate without cause or this Agreement is terminated prior to the expiration of the Term by mutual written agreement, the Company will only be responsible to pay Consultant for fees and unreimbursed expenses up to the effective date of termination.

8. Indemnification

Subject to the provisions herein, the Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys’ fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party.

9. Remedies

Consultant and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations will be enforceable in a court of equity by a decree of specific performance. Such remedy, however, will be cumulative and nonexclusive and will be in addition to any other remedy to which the parties may be entitled.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement on the dates set forth beneath their signatures below.

Dated : April 10, 2003

AVVAA WORLD HEALTH CARE PRODUCTS INC. By:______________________________ Printed Name:_____________________ Title:____________________________	By; _______________________________ Printed Name: Dr. Mark Alden Title:____________________________

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